Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	FINN Partners
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@finnpartners.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FOURTH QUARTER

AND YEAR END 2024 FINANCIAL RESULTS

Frisco, Texas (February 24, 2025) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the fourth quarter and year ended December 31, 2024.

Fourth Quarter 2024 Highlights:

•	Net Service Revenues Grow 7.5% to $297.1 Million

•	Net Income of $19.5 Million, or $1.07 per Diluted Share

•	Adjusted Net Income per Diluted Share Increases 4.6% year-over-year to $1.38

•	Adjusted EBITDA Increases 10.3% year-over-year to $37.8 Million

•	Cash Flow from Operations of $10.4 Million

•	Completed acquisition of Gentiva personal care operations

Overview

Net service revenues were $297.1 million for the fourth quarter of 2024, a 7.5% increase compared with $276.4 million for the fourth quarter of 2023. Net income was $19.5 million for the fourth quarter of 2024, compared with $19.6 million for the fourth quarter of 2023, while net income per diluted share was $1.07 compared with $1.20 for the same period a year ago. Adjusted EBITDA increased 10.3% to $37.8 million for the fourth quarter of 2024 from $34.3 million for the fourth quarter of 2023. Adjusted net income was $25.2 million for the fourth quarter of 2024 compared with $21.6 million for the prior-year period, while adjusted net income per diluted share was $1.38 compared with $1.32 for the fourth quarter of 2023. Adjusted net income per diluted share for the fourth quarter of 2024 excludes gain on sale of assets of ($0.15), impact of lease impairment of $0.20, impact of retroactive New York rate increase of ($0.14), acquisition expenses of $0.29 and stock-based compensation expense of $0.11 (See the end of press release for a reconciliation of all non-GAAP and GAAP financial measures.)

For the full year 2024, net service revenues increased 9.1% to $1.15 billion from $1.06 billion for the prior-year period. Net income was $73.6 million for 2024 compared with $62.5 million for 2023, and net income per diluted share was $4.23 compared with $3.83 per diluted share. Adjusted EBITDA increased 15.9% to $140.3 million for 2024 from $121.0 million for 2023. Adjusted net income was $91.4 million for 2024 compared with $74.8 million for 2023, while adjusted net income per diluted share was $5.26 compared with $4.58 for the prior-year period.

Commenting on the results, Dirk Allison, Chairman and Chief Executive Officer, said, “Our fourth quarter financial and operating performance marked a strong finish to another successful year for Addus. We achieved top-line revenue growth of 7.5%, and adjusted EBITDA was 10.3% higher for the fourth quarter of 2024 compared with the same period last year. For the year, revenues were up 9.1% to reach $1.15 billion, a new annual high for Addus. These results reflect robust demand for our home-based care services and our ability to meet this demand with our proven operating model across the care continuum.

“Our personal care services have been the key driver of our business, accounting for 74.1% of our revenue for the fourth quarter. We achieved a 5.8% organic revenue growth rate in personal care over the fourth quarter last year, and our annual organic growth was 7.7%, reflecting both higher volumes and favorable reimbursement trends. Results for the fourth quarter included one month from our acquisition of the personal care operations of Gentiva, which closed on December 2, 2024. The

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

consolidated financial results for the fourth quarter excluded the Company’s operations in New York, in connection with our previously announced agreement with HCS-Girling to divest the Company’s New York personal care operations and exit the state.

“Our hospice services accounted for 19.9% of our business with solid organic revenue growth of 7.8% over the fourth quarter last year. We are pleased with the steady improvement in average daily census, patient days and revenue per patient day compared with the same period last year. We implemented changes to our sales leadership late in the third quarter which we believe will result in continued improvement in admission volumes. Our home health services, which is our smallest business segment, accounted for 6.0% of total revenue for the fourth quarter,” added Allison.

Cash and Liquidity

As of December 31, 2024, the Company had cash of $98.9 million and bank debt of $223.0 million, with capacity and availability under its revolving credit facility of $577.7 million and $346.6 million, respectively. Net cash provided by operating activities was $10.4 million for the fourth quarter of 2024, and $116.4 million for the full year 2024, inclusive of a net $2.4 million in ARPA funds utilization and $5.5 million in ARPA funds proceeds, respectively.

Allison continued, “We are fortunate to have the financial flexibility to invest in our business and pursue our strategic growth initiatives. Acquisitions continue to be an important part of our growth strategy, allowing us to expand our coverage capabilities and build scale in strategic markets. The Gentiva personal care operations represent the largest acquisition in our history, adding approximately $280 million in annualized revenues and significantly expanding our market coverage in seven states, including Arizona, Arkansas, California, and Tennessee, as well as Texas, Missouri, and North Carolina, which are new personal care markets for Addus. Notably, we are now the largest provider of personal care services in the state of Texas and the state of Arkansas. Our respective teams have done an exceptional job in planning for the operational changes associated with this acquisition, and we are pleased that the integration process is on schedule as we continue to provide quality home care services to clients of those operations.

“We are optimistic that we will see additional acquisition opportunities in 2025. We will maintain our disciplined approach to acquisitions by identifying prospects that are a good strategic fit for Addus, and our primary focus will be on markets where we can leverage our personal care network and add clinical services. We believe having three levels of care provides a distinct competitive advantage for Addus in our markets and benefits the clients we serve and strengthens our ability to negotiate more effectively with payers.

“We are extremely proud of the important work we are doing and our ability to execute our strategy with positive results. Addus has a strong value proposition that meets the growing demand for home-based care. We have significantly enhanced our market position in 2024 through both organic growth and strategic acquisitions, and we are well positioned for continued growth. We are especially grateful for our dedicated team of caregivers, who support our mission and continue to provide outstanding care and support for a growing number of patients and clients in the home. Working together, we look forward to the opportunities ahead for Addus in 2025 as we extend our market reach and deliver greater value to our shareholders,” said Allison.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income, adjusted EBITDA, adjusted net income per diluted share and adjusted net service revenue, which are non-GAAP financial measures. The Company defines adjusted net income as net income before acquisition expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, impairment of operating lease assets, retroactive rate increases from New York and the retroactive impact from collective bargaining negotiations. The Company defines adjusted EBITDA as earnings before net interest expense, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, impairment of operating lease assets, retroactive rate increases from New York and the retroactive impact from collective bargaining negotiations. The Company defines adjusted net income per diluted share as net income per

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

share, adjusted for acquisition expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, impairment of operating lease assets, retroactive rate increases from New York and the retroactive impact from collective bargaining negotiations. The Company defines adjusted net service revenues as revenue adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income, a reconciliation of adjusted diluted net income per share to net income per share, and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA, adjusted diluted net income per share, and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, February 25, 2025, at 9:00 a.m. Eastern time. To access the live call, dial (833) 629-0620 (international dial-in number is (412) 317-1805) and ask to join the Addus HomeCare earnings call. A telephonic replay of the conference call will be available through midnight on March 4, 2025, by dialing (877) 344-7529 (international dial-in number is (412) 317-0088) and entering pass code 3644763.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, any security breaches, cyber-attacks, loss of data or cybersecurity threats or incidents, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2024, which is available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

About Addus HomeCare

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state, and local governmental agencies, managed care organizations, commercial insurers, and private individuals. Addus HomeCare currently provides home care services to approximately 62,000 consumers through 257 locations across 23 states. For more information, please visit www.addus.com.

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Net service revenues	$297,144	$276,351	$1,154,599	$1,058,651
Cost of service revenues	195,662	183,938	779,578	718,775

Gross profit	101,482	92,413	375,021	339,876
	34.2%	33.4%	32.5%	32.1%
General and administrative expenses	71,356	60,766	258,800	234,794
Depreciation and amortization	3,214	3,677	13,530	14,126

Total operating expenses	74,570	64,443	272,330	248,920

Operating income	26,912	27,970	102,691	90,956
Total interest expense, net	698	2,616	3,338	9,630

Income before income taxes	26,214	25,354	99,353	81,326
Income tax expense	6,688	5,776	25,755	18,810

Net income	$19,526	$19,578	$73,598	$62,516

Net income per diluted share:	$1.07	$1.20	$4.23	$3.83

Weighted average number of common shares outstanding:
Diluted	18,294	16,307	17,380	16,311

Cash Flow Information:	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$10,418	$30,049	$116,434	$112,247
Net cash (used in) investing activities	(354,486)	(5,302)	(354,610)	(119,236)
Net cash provided by (used in) financing activities	220,127	(39,706)	272,296	(8,181)

Net change in cash	(123,941)	(14,959)	34,120	(15,170)
Cash at the beginning of the period	222,852	79,750	64,791	79,961

Cash at the end of the period	$98,911	$64,791	$98,911	$64,791

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31,
	2024	2023
Assets

Current assets
Cash	$98,911	$64,791
Accounts receivable, net	122,880	115,499
Prepaid expenses and other current assets	38,591	19,714

Total current assets	260,382	200,004

Property and equipment, net	24,703	24,011

Other assets
Goodwill	970,558	662,995
Intangible assets, net	109,643	91,983
Operating lease assets	47,348	45,433

Total other assets	1,127,549	800,411

Total assets	$1,412,634	$1,024,426

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$27,176	$26,183
Accrued payroll	62,053	56,551
Accrued expenses	28,959	33,236
Operating lease liabilities - current portion	12,800	11,339
Government stimulus advance	11,239	5,765
Accrued workers compensation	13,644	12,043

Total current liabilities	155,871	145,117

Long-term debt, less current portion, net of debt issuance costs	218,443	124,132
Long-term lease liability, less current portion	41,883	39,711
Deferred tax liabilities, net	25,820	8,529
Other long-term liabilities	125	243

Total long-term liabilities	286,271	172,615

Total liabilities	442,142	317,732

Total stockholders’ equity	970,492	706,694

Total liabilities and stockholders’ equity	$1,412,634	$1,024,426

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenue by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Service Revenues by Segment

Personal Care	$220,328	$204,491	$856,581	$794,718
Hospice	58,989	54,741	228,191	207,155
Home Health	17,827	17,119	69,827	56,778

Total Revenue	$297,144	$276,351	$1,154,599	$1,058,651

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Personal Care

States served at period end	—	—	23	21
Locations at period end	—	—	196	156
Average billable census - same store (1, 2)	36,342	38,078	37,438	38,521
Average billable census - acquisitions (3)	14,581	—	14,581	—
Average billable census total	50,923	38,078	52,019	38,521
Billable hours (in thousands)	8,210	7,694	31,309	30,658
Average billable hours per census per month (3)	69.6	67.2	71.5	66.2
Billable hours per business day	124,397	118,366	119,498	117,915
Revenues per billable hour	$26.40	$26.53	$27.21	$25.86
Organic growth
- Revenue	5.8%	11.2%	7.7%	12.1%

Hospice

Locations served at period end	—	—	38	39
Admissions	3,095	3,326	12,866	12,902
Average daily census	3,472	3,381	3,461	3,415
Average discharge length of stay	97.9	97.8	94.1	94.4
Patient days	319,460	311,015	1,266,701	1,203,522
Revenue per patient day	$185.95	$176.01	$181.08	$175.43
Organic growth
- Revenue	7.8%	3.5%	5.9%	2.0%
- Average daily census	2.7%	(1.1)%	1.3%	0.3%

Home Health

Locations served at period end	—	—	24	24
New Admissions	4,365	4,654	18,622	16,251
Recertifications	3,249	3,214	13,047	9,030
Total Volume	7,614	7,868	31,669	25,281
Visits	99,803	104,161	422,516	344,919
Organic growth
- Revenue	1.6%	(17.8)%	(3.1)%	(7.1)%
- New admissions	(6.2)%	(10.3)%	(3.0)%	(9.8)%
- Volume	(3.2)%	(9.2)%	(1.9)%	(7.2)%

Percentage of Revenues by Payor:

Personal Care

State, local and other governmental programs	54.2%	50.5%	53.3%	50.4%
Managed care organizations	43.1	46.4	44.0	46.2
Private duty	2.0	1.9	1.8	2.0
Commercial	0.5	0.8	0.7	0.8
Other	0.2%	0.4%	0.2%	0.6%

Hospice

Medicare	91.4%	89.3%	91.2%	89.9%
Commercial	4.9	6.3	5.1	6.0
Managed care organizations	3.5	3.7	3.3	3.4
Other	0.2%	0.7%	0.4%	0.7%

Home Health

Medicare	69.2%	68.8%	69.5%	72.3%
Managed care organizations	24.2	25.5	25.2	22.2
Commercial	2.9	4.4	3.9	4.4
Other	3.7%	1.3%	1.4%	1.1%

(1)	The average billable census in acquisitions of 85 and 91 for the three and twelve months ended December 31, 2023, was reclassified to average billable census - same stores for comparability purposes.
(2)

Exited sites would have reduced same store census for the three and twelve months ended December 31, 2023, by 1,401 and 1,446, respectively. Exited stores woud have reduced same store census for the twelve months ended December 31, 2024, by 964.

(3)	The average billable census and average billable hours per census per month for the three and twelve months ended December 31, 2024, were prorated for the date of the acquisition.

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited) (1)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Reconciliation of Adjusted EBITDA to Net Income: (1)

Net income	$19,526	$19,578	$73,598	$62,516

Interest expense, net	698	2,616	3,338	9,630
(Gain) Loss on sale of assets	(3,725)	3	(3,738)	(2)
Income tax expense	6,688	5,776	25,755	18,810
Depreciation and amortization	3,214	3,677	13,530	14,126
Impact of lease impairment	4,968	—	4,968	—
Impact of retroactive New York rate increase	(3,487)	—	(3,004)	(868)
Impact of retroactive collective bargaining negotiations	—	(1,338)	—	—
Acquisition expenses	7,031	1,428	14,678	6,220
Stock-based compensation expense	2,858	2,488	11,165	10,319
Restructure and other non-recurring costs	—	27	—	269

Adjusted EBITDA	$37,771	$34,255	$140,290	$121,020

Reconciliation of Adjusted Net Income to Net Income: (2)

Net income	$19,526	$19,578	$73,598	$62,516

(Gain) Loss on sale of assets	(3,725)	3	(3,738)	(2)
Impact of lease impairment	4,968	—	4,968	—
Impact of retroactive New York rate increase	(3,487)	—	(3,004)	(868)
Impact of retroactive collective bargaining negotiations	—	(1,338)	—	—
Acquisition expenses	7,031	1,428	14,678	6,219
Stock-based compensation expense	2,858	2,488	11,165	10,319
Restructure and other non-recurring costs	—	27	—	269
Tax Effect	(1,958)	(594)	(6,240)	(3,685)

Adjusted Net Income	$25,213	$21,592	$91,427	$74,768

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)

Net income per diluted share	$1.07	$1.20	$4.23	$3.83

(Gain) Loss on the sale of assets per diluted share	(0.15)	—	(0.16)	—
Impact of lease impairment per diluted share	0.20	—	0.21	—
Impact of retroactive New York rate increase per diluted share	(0.14)	—	(0.13)	(0.04)
Impact of retroactive collective bargaining negotiations	—	(0.07)	—	—
Acquisition expenses per diluted share	0.29	0.07	0.63	0.29
Restructure and other non-recurring costs per diluted share	—	—	—	0.01
Stock-based compensation expense per diluted share	0.11	0.12	0.48	0.49

Adjusted net income per diluted share	$1.38	$1.32	$5.26	$4.58

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)

Net service revenues	$297,144	$276,351	$1,154,599	$1,058,651
Revenues associated with the closure of certain sites	(3,447)	(23,158)	(71,230)	(92,877)

Adjusted net service revenues	$293,697	$253,193	$1,083,369	$965,774

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ADUS Announces Fourth Quarter and Year End 2024 Financial Results

February 24, 2025

(1)

We define Adjusted EBITDA as earnings before net interest expense, other non-operating income, taxes, depreciation, amortization, acquisition expense, stock-based compensation expense, restructure and other non-recurring costs, gain or loss on the sale of assets, impairment of operating lease assets, retroactive rate increases from New York and the retroactive impact from collective bargaining negotiations. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDA is useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business among periods, and to facilitate comparison with results of the Company’s peers. Additionally, we believe that Adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of other public companies. The financial results presented in accordance with U.S GAAP and a reconciliation of this non-GAAP measure included within our Annual Report on Form 10-K should be carefully evaluated.

(2)

We define Adjusted Net Income as net income before acquisition expenses, stock-based compensation expense, restructure and other non-recurring costs, gain on the sale of assets, lease impairment, retroactive collective bargaining negotiations and retroactive rate increases from New York. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for acquisition expenses, stock-based compensation expense and restructure and other non-recurring costs, gain on the sale of assets, lease impairment, retroactive collective bargaining negotiations and retroactive rate increases from New York. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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